Securities and Exchange Commision
Washington, D.C.  20549

Gentlemen:

We have read Item 4 of the Current Report on Form 8-K of DNAPrint genomics, Inc., as filed on May 9, 2001, and we agree with the statements contained therein insofar as they pertain to our firm.

                                                   /s/ Howard R. Womeldorph, Jr.
                                                       Howard R. Womeldorph, Jr.

Sarasota,  FL
May 7, 2001